AMENDMENT NO. 10
TO
CREDIT AGREEMENT

THIS AMENDMENT NO. 10 is entered into effective as of the 30th day of September, 2007, by and between WINLAND ELECTRONICS, INC., a Minnesota corporation (the “Borrower”) and M&I MARSHALL & ILSLEY BANK, a banking corporation organized and existing under the laws of Wisconsin (“Bank”).

WHEREAS, Borrower and the Bank have entered into that certain Credit and Security Agreement dated as of June 30, 2003, as amended (the “Credit Agreement”) pursuant to which Bank has agreed to provide a revolving credit facility to Borrower on the terms and conditions contained therein; and

WHEREAS, Borrower and Bank desire to amend certain provisions of the Credit Agreement.

NOW, THEREFORE, Bank and Borrower hereby agree as follows:

1.  Certain Definitions.  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

2.  Tangible Net Worth Covenant.  Section 6.12 of the Credit Agreement is hereby amended by deleting the text of said Section in its entirety and replacing the same with the following: “The Borrower will maintain its Tangible Net Worth, on a consolidate basis with all Subsidiaries, as of the end of each fiscal quarter, at not less than the amounts set forth below as of the dates set forth below:

Measurement Dates                            Minimum Tangible Net Worth

09/30/07 through 09/30/08                   $9,250,000

12/31/08 through 09/30/09                   The sum of (i) $9,250,000, plus (ii) 50% of the Borrower’s Net Income (after taxes), excluding losses, for the fiscal year ending December 31, 2008.

12/31/09 and each fiscal quarter thereafter               The sum of (i) the Tangible Net Worth of the Borrower as required pursuant to this Section as of the end of the most recent fiscal year (“Base Year”), plus (ii) 50% ofthe Borrower’s Net Income (after taxes), excluding losses, for the fiscal year immediately following the Base Year.

The minimum Tangible Net Worth required pursuant to this Section 6.12 shall be adjusted as of each December 31 as described above, and the applicable requirement as of each December 31 shall be the same requirement for the following March 31, June 30 and September 30 measurement dates.”

3.  Compliance Certificate.  The form of Compliance Certificate attached to the Credit Agreement as Exhibit B is hereby amended by deleting said form and replacing it with the form of Compliance Certificate attached hereto.

4.  Miscellaneous.  Except as specifically set forth herein, the Credit Agreement shall remain in full force and effect, with no other modification or waiver.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.  The Borrower hereby restates and reaffirms its obligation under the Credit Agreement to pay on demand all costs and expenses, including (without limitation) attorneys’ fees, incurred by the Lender in connection with the Obligations, this Amendment, the Loan Documents, and any other document or agreement related hereto, and the transactions contemplated hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 10 to Credit Agreement to be executed as of the day and year first written above.

M&I Marshall & Ilsley Bank By /s/ Samuel Sanchez Samuel Sanchez Its Assistant Vice President By /s/ John Howard John Howard Its Senior Vice President	Winland Electronics, Inc. By /s/ Glenn A. Kermes Glenn A. Kermes Its: Chief Financial Officer

Exhibit B to Credit and Security Agreement

Compliance Certificate

To:        M&I Marshall & Ilsley Bank

Date:

Subject:	WINLAND ELECTRONICS, INC. (the “Borrower”).
Financial Statements

In accordance with our Credit and Security Agreement dated as of June 30, 2003, as amended (the “Credit Agreement”), attached are the financial statements of the Borrower as of and for ________________, 200___ (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”).  All terms used in this certificate have the meanings given in the Credit Agreement.

The undersigned certifies that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present the Borrower’s financial condition and the results of its operations as of the date thereof.

Events of Default. (Check one):
The undersigned does not have knowledge of the occurrence of a Default or Event of Default under the Credit Agreement.
The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement and attached hereto is a statement of the facts with respect thereto.

The undersigned hereby certifies to the Lender as follows:
The Reporting Date does not mark the end of one of the Borrower’s fiscal quarters, hence the undersigned is completing none of the paragraphs below.
The Reporting Date marks the end of one of the Borrower’s fiscal quarters, hence the undersigned is completing all paragraphs below.

Financial Covenants.  The undersigned further hereby certifies as follows:

1. Minimum Tangible Net Worth.  Pursuant to Section 6.12 of the Credit Agreement, as of the Reporting Date, the Borrower’s Tangible Net Worth was $__________ which ÿ satisfies ÿ does not satisfy the requirement that the Tangible Net Worth be no less than (1) $9,250,000, for the fiscal quarters ending September 30, 2007 through September 30, 2008, (2) the sum of (a) $9,250,000, plus (b) 50% of the Borrower’s Net Income (after taxes), excluding losses, for the fiscal year ending December 31, 2008, as to the fiscal quarters ending December 31, 2008 through September 30, 2009, or (3) the sum of (a) the Tangible Net Worth of the Borrower as required pursuant to Section 6.12 as of the end of the most recent fiscal year (“Base Year”), plus (b) 50% of the Borrower’s Net Income (after taxes), excluding losses, for the fiscal year immediately following the Base Year, as to the fiscal quarters ending December 31, 2009 and thereafter.

(1)	Book Net Worth:	$
(2)	Less: Patents/Trademarks:	$
	Other Intangibles:	$
(3)	Tangible Net Worth:	$

(4)	Prior FYE TNW:	$
(5)	Net Income (excl. losses)	$
X 50%
(6)	Product of line (5) x 50%	$

(7)	Required Tangible Net Worth	$
(Sum of line (4) and line (6))

2. Maximum Leverage Ratio.  Pursuant to Section 6.13 of the Credit Agreement, as of the Reporting Date, the Borrower’s Leverage Ratio was _____ to 1.00 which satisfies does not satisfy the requirement that such ratio be no more than 1.50 to 1.00 on the Reporting Date.

Total Liabilities:	$
÷ Book Net Worth:	$
Leverage Ratio:		_________ to 1.00

3. Capital Expenditures.  Pursuant to Section 7.10 of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrower has expended or contracted to expend during the fiscal year ending ______________, 200___, for Capital Expenditures, $_____________ in the aggregate, which satisfies does not satisfy the requirement that such expenditures not exceed $1,000,000.00 in the aggregate during such fiscal year.

YTD CapEx (prior quarter-end):	$
CapEx during this quarter:	$
Total YTD CapEx:	$

WINLAND ELECTRONICS, INC. By _________________________________ Its: